Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Alan E. Goldberg

Address of Joint Filer:	630 Fifth Avenue, 30th Floor
New York, NY 10111

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Gulfport Energy Corporation [GPOR]

Date of Event Requiring Statement
(Month/Day/Year):	February 17, 2017

Designated Filer:	LG WF L.P.

Signature:

/s/ Alan E. Goldberg
Name: Alan E. Goldberg

3/7/2017
Date

Joint Filer Information

Name of Joint Filer:	Robert D. Lindsay

Address of Joint Filer:	630 Fifth Avenue, 30th Floor
New York, NY 10111

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Gulfport Energy Corporation [GPOR]

Date of Event Requiring Statement
(Month/Day/Year):	February 17, 2017

Designated Filer:	LG WF L.P.

Signature:

/s/ Robert D. Lindsay
Name: Robert D. Lindsay

3/7/2017
Date